Exhibit 10.20

SHARE & Note sale and purchase agreement

Parties:

I.	Intel Finance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands, with its corporate seat in Amsterdam, the Netherlands, registered with the trade register of the Chamber of Commerce under number 57978972 ("Seller");

II.	MobilEye B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands, with its corporate seat in Amsterdam, the Netherlands, its place of business at 13 Hartom Street, PO Box 45157, 97775 Jerusalem, Israel, and registered with the trade register of the Chamber of Commerce under number 34158597 ("Purchaser"),

Seller and Purchaser hereafter collectively referred to as "Parties" and each individually "Party".

RECITALS:

A.	The Parties form part of the Intel Corporation (INTC) group of companies.

B.	In relation to a restructuring project, sufficiently known to the Parties as Project Oak, the Parties have agreed on a transaction whereby Seller shall sell and transfer certain shares and certain capital notes held by it to the Purchaser (the "Transaction").

C.	The Parties have obtained all relevant internal and external approvals for entering into this agreement and for effectuating the Transaction, and now wish to lay down in writing their agreement and arrangements in relation to the Transaction.

IT IS HEREBY AGREED AS FOLLOWS:

1.	Definitions

In this agreement the following definitions are used:

Effective Date	May 31, 2022;

Capital Note #1	means the first capital note, issued by GG Acquisition Ltd, a corporation duly organized under the laws of the state of Israel, for the Seller as note holder, effective as of May 4, 2020;

Capital Note #2	means the second capital note, issued by GG Acquisition Ltd, a corporation duly organized under the laws of the state of Israel, for the Seller as note holder, effective as of May 4, 2020;

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Capital Note #3	means the third capital note, issued by GG Acquisition Ltd, a corporation duly organized under the laws of the state of Israel, for the Seller as note holder, effective as of May 4, 2020;

Capital Note #4	means the fourth capital note, issued by GG Acquisition Ltd, a corporation duly organized under the laws of the state of Israel, for the Seller as note holder, effective as of May 4, 2020;

Notes	means the Capital Note #1, the Capital Note #2, the Capital Note #3, and the Capital Note #4;

Notes Purchase Price	has the meaning given in clause 4;

Parties or Party	has the meaning given to it in the preamble of this Agreement;

Purchase Price	has the meaning given in clause 4;

Purchaser	has the meaning given in the preamble of this Agreement under II;

Seller	has the meaning given in the preamble of this Agreement under I; and

Shares	means 100 ordinary shares, par value NIS 0.01 each, of GG Acquisitions Ltd., a company incorporated under the laws of the State of Israel, Company No. 516186376 ("GG");

Shares Purchase Price	has the meaning given in clause 4;

Transaction	has the meaning given in Recital B.

2.	Sale of the Shares and the Notes

2.1.	The Seller hereby sells and agrees to assign, transfer, set over, convey and deliver to the Purchaser, and the Purchaser hereby purchases and agrees to acquire, take over, assume and accept from the Sellers, with effect as of May 31, 2022 the Shares and the Notes.

2.2.	Subject to the terms and conditions set out herein, transfer of the Shares and the Notes shall take place in accordance with clause 3 of this Agreement.

2.3.	The legal transfer of the Shares and the Notes shall – if and to the extent permitted by law – be effective as of May 31, 2022, and the economic benefit and risk of the Shares and the Notes shall be for the benefit and account of Seller until (but excluding) May 31, 2022. From (and including) May 31, 2022, the economic benefit and risk of the Shares and the Notes shall be for the benefit and account of the Purchaser.

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3.	Transfer

Transfer of the Shares and the Notes will take place with effect as from May 31, 2022 free and clear of any and all liens and encumbrances, in accordance with the following and with all other legal requirements under any applicable law:

a.	the Shares shall be transferred by way of the Parties executing the share transfer deed attached hereto as Schedule 1 (Share transfer Deed) and updating the share register of GG;

b.	the Notes shall be transferred by way of the Parties executing the deed of assignment attached hereto as Schedule 2 (Deed of Assignment); the Parties have given notice to the debtor under the Notes of the intended transfer and assignment of the Notes; the debtor has accepted the transfer and assignment of the Notes.

4.	Purchase price and settlement

4.1	The purchase price payable by the Purchaser to the Seller for the Shares shall be NIS 1 (the "Shares Purchase Price"). The purchase price payable by the Purchaser to the Seller for the Notes shall be USD 899,999,999.70 (the "Notes Purchase Price"; the Notes Purchase Price and the Shares Purchase Price jointly the "Purchase Price").

4.2	If and as required under applicable law, the Purchase Price shall be paid by the Purchaser to the Seller after deducting any applicable withholding tax that may be due on account thereof, pursuant to applicable law, unless the Seller has provided the Purchaser with a certificate of exemption from tax withholding (or a certificate of reduced tax withholding) from the Israel Tax Authorities (the “ITA”) in a form reasonably satisfactory to the Purchaser, in which case the Purchaser shall act in accordance with the certificate of exemption from tax withholding (or the certificate of reduced tax withholding).

5.	Representations and Warranties

5.1.	The Seller represents and warrants that it has the right to transfer title to the Shares and that it sells and transfers the Shares and the Notes free from all liens, pledge, charges and encumbrances and from all other rights exercisable by or claims by third parties, unless expressly provided in this Agreement.

5.2.	The Seller represents and warrants that it has fairly presented to Purchaser the financial condition of GG in all material respects, and that as of the date hereof, GG has no material liabilities or obligations, contingent or otherwise, which would have a material adverse effect on the financial condition of GG.

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5.3.	All other representations and warranties, whether express or implied, other than the representations and warranties in this Agreement are hereby excluded to the fullest extent possible.

6.	Miscellaneous

6.1.	Assignment

Without the prior written consent of the other Party, rights under this Agreement cannot be assigned or encumbered (goederenrechtelijk onoverdraagbaar en niet te bezwaren) as provided for in Article 3:83(2) of the Dutch Civil Code (Burgerlijk Wetboek), nor can any rights or obligations under this Agreement in any way be transferred or disposed of.

6.2.	Entire agreement

This Agreement contains the entire agreement between the Parties on its subject matter. This Agreement replaces and supersedes any previous written or oral agreements between the Parties about the matters dealt with in this Agreement.

6.3.	Amendment

This Agreement can only be amended by a written and signed agreement between the Parties.

Each Party waives its right under Article 6:230(2) of the Dutch Civil Code (Burgerlijk Wetboek) to request a competent court to amend this Agreement. The other Party hereby accepts this waiver.

6.4.	Exclusions Title 1 Book 7 Dutch Civil Code

Articles 7:17 and 7:20 through 7:23 of the Dutch Civil Code (Burgerlijk Wetboek) will not apply to this agreement.

6.5.	No recission / nullification

Each Party hereby waives to the extent permitted by law, the right to (i) rescind (ontbinden) this Agreement in whole or in part, (ii) nullify (vernietigen) this Agreement in whole or in part, (iii) otherwise terminate this Agreement in whole or in part or (iv) to seek the rescission (ontbinding), or nullification (vernietiging) in whole or in part of this Agreement in court, other than in accordance with its terms. The other Party hereby accepts this waiver.

6.6.	Counterparts

This Agreement may be entered into in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

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6.7.	Digital signature

Any digital signature, including, without limitation, (i) any electronic symbol, process, or data attached to, or associated with this Agreement and (ii) any facsimile, ..pdf or other digital record of a handwritten signature, used by a person with the apparent intent to sign this Agreement, will constitute such person's signing of this Agreement and have the same legal effect as a handwritten signature (natte handtekening) on this Agreement's signature page. The Parties agree that any such digital signature provides for a sufficiently reliable method of signing within the meaning of Article 3:15a of the Dutch Civil Code (Burgerlijk Wetboek).

7.	Governing law and jurisdiction

7.1.	This agreement shall be governed by and construed in accordance with the laws of the Netherlands.

7.2.	Any dispute arising out or in connection with this agreement shall be submitted exclusively to the competent courts in Amsterdam, the Netherlands, notwithstanding the right of appeal.

In witness whereof, agreed upon and EXECUTED:

/s/ Tiffany Doon Silva	/s/ Sharon L. Heck
Intel Finance B.V.	Mobileye B.V.
by: Tiffany Doon Silva	by: Sharon L. Heck
date: 6/1/2022	date: 5/31/2022

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Schedule 1      Share transfer Deed

Share Transfer Deed

The undersigned, Intel Finance B.V. (KVK Number 57978972) ("Transferor"), hereby transfers to MobilEye B.V. (KVK Number 34158597) (the "Transferee"), a total of 100 (One Hundred) Ordinary Shares, par value NIS 0.01 each (the "Shares"), of GG Acquisition Ltd., a company incorporated under the laws of the State of Israel, Company No. 516186376, registered in the name of the Transferor, to be held by the Transferee, on the same conditions on which the Transferor held the Shares at the time of the execution hereof, and the Transferee hereby accepts the Shares subject to the aforesaid terms and conditions.

In witness whereof, we affix our signatures hereto this 31st day of May, 2022.

Transferor:	Transferee:

/s/ Tiffany Doon Silva	/s/ Sharon L. Heck
Intel Finance B.V.	Mobileye B.V.
By: Tiffany Doon Silva	By: Sharon L. Heck
Date: 6/1/2022	Date: 5/31/2022

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Schedule 2      Deed of Assignment

This Assignment and Assumption Agreement (this "Assignment"), effective as of May 31, 2022 (the "Effective Date"), is made and entered into by and among: Intel Finance B.V. (KVK Number 57978972) ("Assignor"), hereby transfers to MobilEye B.V. (KVK Number 34158597) (the "Assignee") all rights in and to the Notes (each a "Party" and collectively, the "Parties").

WHEREAS, the Assignor wishes to assign to Assignee as of the Effective Date all of his rights and obligations under the in accordance with the provisions of this Agreement; and

WHEREAS, Assignee wishes to accept such assignment of the Notes from Assignor, under the terms and subject to the conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.	As of the Effective Date, the Assignor hereby assigns to Assignee all of Assignor's right, title and interest in the Notes, and Assignee accepts such assignment.

2.	As of the Effective Date, all references to "Assignor" in the Notes shall be references to Assignee and Assignee shall have all rights of the "Assignor" with respect to any rights under the Notes.

In witness whereof, we affix our signatures hereto this 31st day of May, 2022.

Assignor:	Assignee:

/s/ Tiffany Doon Silva	/s/ Sharon L. Heck
Intel Finance B.V.	Mobileye B.V.
By: Tiffany Doon Silva	By: Sharon L. Heck
Date: 6/1/2022	Date: 5/31/2022

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